      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998



                                                      REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             INTERIM SERVICES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                36-3536544
               (State of incorporation)                                       (IRS E.I.N.)

                           --------------------------

                            2050 SPECTRUM BOULEVARD
                   FORT LAUDERDALE, FL 33309, (954) 938-7600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------
                              JOHN B. SMITH, ESQ.
                             SENIOR VICE PRESIDENT
                            2050 SPECTRUM BOULEVARD
                           FORT LAUDERDALE, FL 33309
                                 (954) 938-7600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

              ANDREW HULSH, ESQ.                            EDWIN D. WILLIAMSON, ESQ.
               BAKER & MCKENZIE                                SULLIVAN & CROMWELL
        701 BRICKELL AVENUE, SUITE 1600                   1701 PENNSYLVANIA AVE., N.W.
                MIAMI, FL 33131                              WASHINGTON, D.C. 20006
                (305) 789-8985                                   (202) 956-7500

                           --------------------------

    AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

       (Approximate date of commencement of proposed sale to the public)


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, pleas check the following box. / /



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the followingbox and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-50775



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------


                   CALCULATION OF ADDITIONAL REGISTRATION FEE



                      TITLE OF EACH CLASS                                PROPOSED MAXIMUM              AMOUNT OF ADDITIONAL
                 OF SECURITIES TO BE REGISTERED                   AGGREGATE OFFERING PRICE(1)(2)       REGISTRATION FEE(3)
  % Convertible Subordinated Notes due       , 2005.............           $207,000,000                     $10,177.00
Common Stock, par value $.01 per share (4)......................                --                             None



(1) Includes $27,000,000 principal amount of Notes subject to the Underwriters' over-allotment option.



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).



(3) A registration fee of $50,888.00 was paid in connection with the initial filing of this registration statement on April 23, 1998.



(4) Such indeterminate number of shares as may be initially issuable upon conversion of the Convertible Subordinated Notes.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3 to register an additional $34,500,000 aggregate principal amount, of Interim Services Inc. (the "Registrant"), in connection with the offering contemplated by that certain Registration Statement on Form S-3 Registration No. 333-50775) (the "Initial Registration Statement") of the Registrant. The Registrant hereby incorporates by reference the initial Registration Statement herein in its entirety.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Common Stock and Notes being registered.

Securities and Exchange Commission registration fee............  $   50,888
NASD filing fee................................................      30,000
Accounting fees and expenses...................................      37,500
Legal Fees and expenses........................................      80,000
Printing and Engraving expenses................................      75,000
Blue Sky fees and expenses.....................................       1,000
Trustee's Fees and Expenses....................................       3,000
Miscellaneous..................................................      72,612
                                                                 ----------
    Total......................................................  $  350,000
                                                                 ----------
                                                                 ----------

------------------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Company shall indemnify its directors and officers and, upon certain conditions and in certain circumstances, may advance expenses, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), except that they do not permit indemnification or eliminate liability for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act or omission expressly described in Section 174 of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Generally, Section 145 of the GCL authorizes Delaware corporations, under certain circumstances, to indemnify their officers and directors against all expenses and liabilities (including attorneys' fees) incurred by them as a result of any suit brought against them in their capacity as a director or an officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may also be indemnified against expenses incurred in connection with a suit by or in the right of the corporation if such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation. The foregoing provisions may reduce the likelihood of derivative litigation against directors, officers and employees of the Company and may discourage or deter shareholders or management from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its shareholders.

    Additionally, the Underwriting Agreement provides that the Underwriter shall indemnify each director of the Company, each officer of the Company who signed this Registration Statement, and each person who controls the Company for certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

    (A) EXHIBITS

  EXHIBIT
  NUMBER                                        EXHIBIT NAME
-----------  ----------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement (2).

       2.1   Agreement and Plan of Merger, filed as an Exhibit to the Company's Proxy
             Statement/ Prospectus, dated April 24, 1996 and is incorporated herein by reference.

       4.1   Form of Stock Certificate, filed as Exhibit 4.3 to the Company's Form 10-K for the fiscal year ended December 27, 1996, is incorporated herein by reference.

       4.2   Rights Agreement dated as of March 17, 1994 between the Company and Boatmen's
             Trust Company, filed as Exhibit 1.1 to the Company's Form 8-A filed April 11,
             1994, is incorporated herein by reference.

       4.3   Certificate of Designation, Preferences and Rights filed with the Secretary of
             State of the State of Delaware, filed as Exhibit 2.1 to the Company's Form 8- A filed April 11, 1994, is incorporated herein by reference.

       4.4   Amendment No. 1 to Rights Agreement dated June 26, 1996 between the Company,
             Boatmen's Trust Company and ChaseMellon Shareholder Services L.L.C., filed as
             Exhibit 4.1(A) to the Company's Form 10-Q for the quarter ended September 27,
             1996, is incorporated herein by reference.

       4.5   Amendment No. 2 to Rights Agreement dated February 25, 1997 between the Company and ChaseMellon Shareholder Services L.L.C., filed as Exhibit 4.1(B) to the
             Company's Form 10-Q for the quarter ended March 28, 1997, is incorporated herein by reference.

       4.6   Articles Fourth, Fifth, Seventh, Eighth and Tenth of the Restated Certificate of
             Incorporation of the Company, as amended September 12, 1996, filed as part of
             Exhibit 4.4 to the Company's Form 10-K for the fiscal year ended December 27,
             1996, are incorporated herein by reference.

       4.7   Sections Four through Twelve and Thirty-five through Forty-one of the Bylaws of the Company, as amended, filed as part of Exhibit 4.2 to registrant's Form S- 3 filed September 16, 1996, are incorporated herein by reference.

       4.8   Certificate of Increase of Shares Designated as Participating Preferred Stock,
             filed as Exhibit 2.2 to the Corporation's Form 8-A/A2, dated November 3, 1997, is incorporated herein by reference.

       4.9   Form of Indenture including Form of Debenture (2).

       5.1   Opinion of Baker & McKenzie (2).

      12.1   Statement regarding computation of ratios (2).

      23.1   Consent of Baker & McKenzie (included in Exhibit 5.1) (2).

      23.2   Consent of Deloitte & Touche LLP (1).

      24.1   Power of Attorney (included on Signature Page) (1).

      25.1   Statement of eligibility of trustee on Form T-1 (2).

      27.1   Financial Data Schedule, filed as Exhibit 27 to the Company's Form 10-Q for the quarter ended March 27, 1998, is incorporated herein by reference.

------------------------

(1) Previously filed.

(2) Filed herewith.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on the 21st day of May, 1998.


                                INTERIM SERVICES INC.

                                BY:              /S/ RAYMOND MARCY
                                     -----------------------------------------
                                                   Raymond Marcy
                                              CHAIRMAN, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
              *                          Director
------------------------------                                  May 21, 1998
       Steven S. Elbaum

              *                          Director
------------------------------                                  May 21, 1998
       William F. Evans

              *                          Director
------------------------------                                  May 21, 1998
      Jerome B. Grossman

              *                          Director
------------------------------                                  May 21, 1998
       Cinda A. Hallman

              *                          Director
------------------------------                                  May 21, 1998
       J. Ian Morrison

              *                          Director
------------------------------                                  May 21, 1998
      A. Michael Victory

                                Chairman, President and
      /s/ RAYMOND MARCY           Chief Executive Officer
------------------------------    (principal executive          May 21, 1998
        Raymond Marcy             officer)

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (principal            May 21, 1998
        Roy G. Krause             financial officer)

              *                 Vice President--Finance
------------------------------    (principal accounting         May 21, 1998
        Mark W. Smith             officer)



*By:      /s/ RAYMOND MARCY
      -------------------------
            Raymond Marcy
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


Exhibit                      Description                             Page Number
-------                      ------------                            ------------
 5.1                Opinion of Baker & McKenzie as to validity
                    of the Notes being registered
23.1                Consent of Baker & McKenzie, (included in the
                    opinion filed as Exhibit 5.1)
23.2                Consent of Deloitte & Touche LLP